UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2013

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On December 17, 2013, Seneca Foods Corporation (the “Company”) issued a press release announcing the execution of an Asset Purchase Agreement dated December 16, 2013 (the “Purchase Agreement”) with Allens, Inc. (“Allens”) pursuant to which the Company will acquire substantially all of the operating assets of Allens for a purchase price of approximately $148.0 million, subject to a working capital adjustment, plus the assumption of certain liabilities.  The transaction is subject to certain closing conditions as specified in the Purchase Agreement, including, without limitation, regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and Bankruptcy Court approval.  The Company plans to finance this transaction with available cash on hand and its committed debt facility.

On October 28, 2013, Allens filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court in for the Western District of Arkansas in Fayetteville, Arkansas. The transaction is subject to a Bankruptcy Court-supervised process under Section 363 of the U.S. Bankruptcy Code and is subject to an auction and Bankruptcy Court approval.  The Purchase Agreement with the Company comprises the initial “stalking-horse bid” in the auction process.  A Bankruptcy Court motion to approve bid procedures in connection with such sale was filed on December 16, 2013 and the auction will be held several weeks following the Bankruptcy Court approval of such bid procedures. If the Company emerges as the winning bidder, it would expect to close the transaction as soon as possible following the auction and Court approval.  Under the terms of the Purchase Agreement, the Company would receive a break-up fee and reimbursement of certain expenses if is not the winning bidder at the auction.

The description of the transaction and the Purchase Agreement is qualified in its entirety by the terms of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2 and is incorporated herein by reference.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 2	Asset Purchase Agreement among Seneca Foods Corporation and Allens, Inc dated December 16, 2013
Exhibit 99.1	Press Release dated December 17, 2013 announcing Seneca Foods Corporation's entering into an Asset Purchase Agreement with Allens

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    December 17, 2013

SENECA FOODS CORPORATION

By: /s/Timothy J. Benjamin
Timothy J. Benjamin
Chief Financial Officer and Treasurer